Exhibit 99.1

GENESCO INC. ANNOUNCES ADDITIONAL ACTIONS
IN RESPONSE TO IMPACT OF COVID-19

NASHVILLE, Tenn., April 6, 2020 --- Genesco Inc. (NYSE: GCO) today announced additional proactive steps in its efforts to significantly reduce expense, capital and inventory levels to mitigate the negative financial and operational impacts of COVID-19 and improve liquidity:

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Announced it had furloughed employees and reduced headcount in its Middle Tennessee area corporate offices, call centers and distribution centers. Furloughed employees will continue to receive Company-offered health care benefits and Genesco will pay both employee and company premiums. Combined with the store and other furloughs already announced, the Company has reduced its workforce by 90%. In addition, more highly compensated employees will have their pay reduced based on a graduated scale and certain employee benefits, including 401(k) matching, will be temporarily suspended.

•	The Company’s U.K.-based Schuh business has announced that, effective April 3, 2020, it has reopened its e-commerce operations in compliance with government health and safety practices.

The actions previously announced, include:

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On March 27, 2020, Genesco announced that its 1,480 North American and U.K. stores, after being closed earlier in March, would remain closed until it can safely reopen for employees and customers. Genesco continues to serve its customers online at www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.littleburgundyshoes.com, www.schuh.co.uk, www.johnstonmurphy.com and www.johnstonmurphy.ca.

•	Genesco also announced at that time that it implemented furloughs for 3,000 full-time store employees in North America, and 3,500 store, corporate office and distribution center employees in the U.K.

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Also last week, effective April 1, 2020, Genesco President and Chief Executive Officer Mimi E. Vaughn, and a number of her direct reports, will receive no salary beyond benefits, and the remainder of the senior management team will receive a 50% reduction in salary.

•	Executive Chairman Robert J. Dennis will not receive a salary, and the board of directors will also forego their cash compensation in support of the Company’s cost cutting efforts.

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The Company previously disclosed in its most recent 10-K filing that it had borrowed $184.3 million, as a precautionary measure to ensure funds are available to meet its obligations for a substantial period of time. The Company’s total remaining liquidity on its U.S. credit facility is $50 million. U.K.-based Schuh has borrowed £19 million under its revolving credit agreement, as previously disclosed. The Company’s cash and investments on hand totaled approximately $214 million and £17 million, inclusive of these borrowings.

As a result of these and other cost reduction actions, including those relating to real estate and supply chain, the Company believes its cash reserves are sufficient to meet its needs, even if stores remain closed for several months.

“These are extraordinary times for our Company and the markets in which we operate. We have had to make very difficult decisions in response to this crisis, the ones relating to our passionate and outstanding people, who are the driving force behind our businesses, were the most difficult of them all,” said Mimi E. Vaughn, Genesco President and Chief Executive Officer. “Genesco has a long history of navigating through difficult times and the measures we are taking will protect the Company and position us well to

Exhibit 99.1

emerge from this crisis. We have exceptional brands and retail businesses with strong strategic positioning, and we look forward to welcoming our employees and customers back in our stores as soon as we can safely return.”

Safe Harbor Statement
This release contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses (including, without limitation, sales, expenses, margins and earnings) and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates and projections reflected in forward-looking statements, including the effects of the COVID-19 coronavirus outbreak which began in 2019; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the timing and amount of any share repurchases by the Company; the imposition of tariffs on products imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union and other sources of weakness in the U.K. market; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets; weakness in shopping mall traffic; risks related to the potential for terrorist events; changes in buying patterns by significant wholesale customers; the Company's ability to continue to complete and integrate acquisitions, expand its business and diversify its product base; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor of certain leases; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to open additional retail stores and to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to eliminate stranded costs associated with dispositions; the Company’s ability to realize anticipated cost savings, including rent savings; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

Exhibit 99.1

About Genesco Inc.
Genesco Inc., a Nashville-based specialty retailer, sells footwear and accessories in more than 1,480 retail stores throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Little Burgundy, Schuh, Schuh Kids, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.littleburgundyshoes.com, www.schuh.co.uk, www.johnstonmurphy.com, www.johnstonmurphy.ca, www.trask.com, and www.dockersshoes.com.   In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the Trask brand, the licensed Dockers brand, the licensed Levi’s brand, the licensed Bass brand, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Financial Contacts:
Mel Tucker
Senior Vice President, Chief Financial Officer
Genesco Inc.
(615) 367-7465
mtucker@genesco.com

Dave Slater
Vice President, Financial Planning & Analysis and IR
Genesco Inc.
(615)367-7604
dslater@genesco.com

Media Contact:
Claire S. McCall
Director, Corporate Relations
Genesco Inc.
(615) 367-8283
cmccall@genesco.com